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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Micron Technology, Inc. on Form S-3 to be filed on June 29, 1998 of our report dated October 2, 1997 on our audits of the consolidated financial statements of Micron Technology, Inc. and subsidiaries, as of August 28, 1997 and August 29, 1996 and for each of the three years in the period ended August 28, 1997, which report is included in the Annual Report on Form 10-K of Micron Technology, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We also consent to the reference to our firm under the caption "Experts".

                                        /s/ Coopers & Lybrand L.L.P.

Boise, ID
June 26, 1998